RESIGNATION AGREEMENT




     This Resignation Agreement (this "Agreement") is hereby entered into as of this 1st day of September, 1996 by and between Span-America Medical Systems, Inc. (the "Company") and Charles B.
Mitchell ("Mitchell").

     WHEREAS Mitchell was employed by the Company in executive management positions from 1982 until August 15, 1996;

     WHEREAS in consideration of Mitchell's leadership and valuable service to the Company, the Company wishes to provide appropriately for his separation from employment;

     WHEREAS this Agreement has not been agreed upon in an adversarial context but is entered into for the protection and benefit of both parties;

     NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

     1. Resignation. Mitchell resigned as an officer and director of the Company effective as of August 15, 1996. In recognition of the deep mutual respect that the Company and Nitchell each have for the other, Mitchell and the Company agree that neither shall make any derogatory comments or references with respect to the other and shall strive to be as complimentary as possible one to the other under the circumstances.

     2.  Compensation.

     (i) The Company shall pay on a monthly basis to Mitchell an annual salary of $77,500 for a period of 24 months, commencing
September 1, 1996. Each of such payments shall reflect customary withholdings.

     (ii) Through August 31, 1998, the Company shall continue to provide Mitchell with full medical insurance coverage in accordance with the Company's current plan or as it may be amended during such period; Mitchell shall continue as a participant in the Company's ESOP and 401(k) on the same basis as he is currently participating in such plans; Mitchell's current life insurance comprising of a split dollar policy and a group term policy currently in effect shall be continued during such period and Mitchell shall be given such options as may be available to personally take over such policies at the end of such period; and Mitchell shall continue as a participant in the
Section 125 Cafeteria Plan.



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     (iii) For purposes of any stock options held by Mitchell,
the effective termination date shall be August 31, 1998.

     (iv) In the event Mitchell should die prior to full payment of the benefits set forth in this item 2, any remaining benefits due under this paragraph 2 shall be paid to his wife.

     (v) The Company agrees to pay up to $10,850 for out placement services on Mitchell's behalf through Jim O'Conner with the Michelin Career Assistance Center, such funds to be paid directly to Mr. O'Conner and/or the Michelin Career Assistance
Center.

     3. Confidential Material. In addition to, and without diminishing the effectiveness of any statutory or common law requirements imposed on employees and former employees with respect to confidentiality, proprietary information and similar matters, Mitchell agrees at all times hereafter, except with the written consent of the Company, he shall not use Confidential Information and shall not disclose the Confidential Information to any person or entity. Mitchell agrees to consult with the Company prior to any use or disclosure of information if, at any time, Mitchell has any question as to whether any particular information is included within the meaning of "Confidential Information" or whether Mitchell is free to disclose or use the information. Mitchell shall immediately return to the Company all Confidential Information he may have in his possession.

     For purposes of this Agreement, the term "Confidential Information" shall mean information that is not readily and easily available to those in the Company's business and that concerns the Company's prices, pricing methods, costs, profits, profit margins, suppliers, manufacturing or processing methods, procedures, tooling, fixtures, processes or combinations or applications thereof developed in, by or for the Company's business, research and development projects, data, goals, or activities, business strategies, sales techniques, the identities or addresses of Company employees or their functions, the course of dealing between the Company and its customers or potential customers of the Company, customer preferences, particular contacts or locations of customers or potential customers, negotiations with customers or potential customers, or any other information concerning the Company or its business that is not readily or easily available to those in the Company's business.

     4. Noncompetition. From the date hereof until September 1, 1998, Mitchell shall not and shall not cause or permit any company or entity directly or indirectly controlled by Mitchell to directly or indirectly, either as principal, agent, employee, owner (if the percentage of ownership exceeds 10% of the ownership interest of the business), general or limited partner (if the percentage of ownership exceeds 10% of the ownership interest of the business), director, officer, consultant or in any similar capacity, (i) engage or participate in any activity

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throughout the continental United States which is substantially similar to the business of the Company, (ii) cause or encourage any other person or entity to engage or participate in any activity in the continental United States which is substantially similar to the business of the Company, or (iii) attempt to interfere with any business relationship between the Company and any other person or entity, including, without limitation, its employees and customers.

     In the event that Mitchell enters a new business which does not directly compete with the Company's actual or contemplated business, the parties will negotiate in good faith to carve out an exception to the foregoing to accommodate such business venture.

     5.  Release.   Mitchell, on behalf of himself, his agents,
assignees, attorneys, heirs, executors and administrators, fully releases the Company, and its successors, assigns, parents, subsidiaries, divisions, affiliates, officers, directors, shareholders, employees, agents and representatives, from any and all liability, claims, demands, actions, causes of action, suits, grievances, debts, sums of money, controversies, agreements, promises, damages, back and front pay, costs, expenses, attorneys' fees, and remedies of any type which Mitchell now has or hereafter may have by reason of any matter, cause, act or omission arising out of or in connection with Mitchell's employment with or voluntary resignation from the Company, including without limiting the generality of the foregoing, claims, demands or actions under Title VII of the CiVil Rights Act of 1964, the Age Discrimination in Employment Act, the Rehabilitation Act of 1973, the Civil Rights Act of 1966, the Americans' With Disabilities Act of 1990, or any other federal, state or local statute or regulation regarding employment, discrimination in employment, or the cessation of his employment, and the common law of any state.

     6. Severability. If any provision of this Agreement or the application thereof is held to be invalid, such invalidity shall not affect other provisions of this Agreement which provisions shall be given full effect without the invalid provisions, and to this end the provisions of this Agreement are declared to be severable.

     7. Entire Aqreement. This Agreement, together with all attachments hereto, sets forth all of the agreements, conditions and understandings between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, express or implied, oral or written, with respect thereto, except as provided herein. Moreover, no waiver by any party of any condition, or of the breach of any term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed or construed as a further or continuing waiver of any such condition

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or breach or a waiver of any other condition or of the breach of any other term, covenant, representation or warranty set forth in this Agreement.

     8. Injunctive Relief, Riqhts and Remedies. The parties agree that the remedy at law for any breach by either party of his/its obligations hereunder will be inadequate and that the aggrieved party shall be entitled to such injunctive relief as a court of competent jurisdiction may prescribe. These rights and remedies are in addition to those provided by common or statutory law.


     9. Applicable Law and Jurisdiction. This Agreement shall be construed and governed by and according to the laws of the State of South Carolina. The parties hereby submit to the jurisdiction of the Court of Common Pleas for Greenville County, South Carolina with respect to any dispute arising under this Agreement.

     10. Headings. The headings contained herein are inserted for reference purposes only and are not intended to have any substantive meaning or interpretive purpose.

     IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first set forth above.



Witness: /s/ Barbara Mitchell  /s/ Charles B. Mitchell
                               CHARLES B. MITCHELL


                             SPAN-AMERICA MEDICAL SYSTEMS, INC.

Witness: /s/ Kathy W. Young   By: /s/ James D. Ferguson

                                 Title: President


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